CASTLERIGG MASTER INVESTMENTS, LTD.

c/o Sandell Asset Management

40 West 57th Street, 26th Floor

New York, New York 10019

March 20, 2009

Perf-Go Green Holdings, Inc.

645 Fifth Avenue

New York, New York 10022

Re: Waiver

Ladies and Gentlemen:

Reference is hereby made to (i) those certain 10% Senior Secured Convertible Debentures, dated June 10, 2008 (the “Notes”) of Perf-Go Green Holdings, Inc., a Delaware corporation (the “Company”) in favor of Castlerigg Master Investments Ltd (the “Investor”) and each of the other investors who are holders of Notes (the “Other Investors” and together with the Investor, the “Investors”), (ii) that certain Subscription Agreement, dated June 10, 2008, by and among the Company and the Investor (the “Subscription Agreement”) (iii) that certain Security Agreement, dated June 10, 2008, by and among the Company and the Investors (the “Security Agreement”), and (iv) those certain Warrants to Purchase Common Stock of the Company, dated June 10, 2008, for the benefit of each of the Investors (the “Warrants” and together with the Notes and Subscription Agreements, the “Transaction Documents”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Notes.

As of the Effective Date (defined below), the Investor hereby agrees that, notwithstanding anything contained in Sections 6(a) and 6(b) of its Note and the Transaction Documents, the Company shall be permitted to enter into the Factoring Agreement and Supply Agreement dated as of March 20, 2009 as attached hereto as Exhibit A (“Inventory and Receivables Line of Credit”) and the transactions contemplated therein. This waiver (the “Waiver”) shall be limited to the Company entering into the Inventory and Receivables Line of Credit and, except as specifically set forth in this Waiver, no other terms of the Note or Security Agreement shall be construed waived or modified by the terms hereof.

As of the Effective Date, the Company shall issue a warrant (the “New Warrant”) to the Investor for 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share and with a maturity date of five years from the Effective Date. The New Warrant shall, other than as specifically set forth in the previous sentence, be on substantially the same terms as set forth in the Warrant.

Issuance of the New Warrant triggers anti-dilution rights set forth in the Warrants and the terms of the Warrant held by the Investor shall be modified such that the (i) Exercise Price (as defined in the Warrant) shall be adjusted to $0.50 per share and (ii) number of shares of Common Stock (as defined in the Warrant) which may be purchased by the Investor under the Warrant shall be 6,666,666. The Company agrees to take such actions as are necessary to comply with Section (b) of the Warrant to ensure that a sufficient number of shares of its Common Stock shall be reserved for exercise of the Warrant by the Investor (including amending the Company’s Certificate of Incorporation within the next twelve months in order to increase the number of shares the Company is authorized to issue). All other terms of the Warrant shall remain in full force and effect and the Company agrees to comply with all of the terms of the Warrant including, without limitation, those set forth in Section (g).

The Company further acknowledges that the issuance of the New Warrant triggers anti-dilution rights as set forth in Section 5(b) of the Note. As a result of such anti-dilution rights, the Conversion Price (as defined in the Note) shall be adjusted to $0.50 in the Note. The Company agrees to take such actions as are necessary to comply with Section 4(c)(v) of the Note to ensure that a sufficient number of shares of its Common Stock shall be reserved for exercise of the Note by the Investor (including amending the Company’s Certificate of Incorporation within the next twelve months in order to increase the number of shares the Company is authorized to issue). All other terms of the Note shall remain in full force and effect and the Company agrees to comply with all of its terms and conditions.

The Company represent and warrants to the Investor that the Transaction Documents are in full force and effect and no default has occurred thereunder.

This Waiver shall become effective upon the execution and delivery of this Waiver by the parties hereto and the execution and delivery of waivers (in form substantially and materially similar to the terms of this Waiver) from the Company and each Other Investor (such date, the “Effective Date”). The Company represents and warrants that there is no contract or agreement to contract with any party (other than with the Investors who will each be waiving such rights in connection with the transactions contemplated by this Waiver) granting anti-dilution rights or preemptive rights which will be triggered by the signing of this Waiver, except with respect to those certain warrants to purchase common stock of the Company previously issued to other investors as set forth on Exhibit B hereto.

The Company hereby represents and warrants as of the date hereof that there does not currently exist (nor do they have knowledge of facts or circumstances which will make exist) any Event of Default.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any of the Investors with respect to any amendment, settlement or waiver (each a “Settlement Document”) relating to the terms, conditions and transactions contemplated hereby, is or will be more favorable to such person than those of the Investor and this Waiver shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in such Settlement Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Holder may reasonably request to further effectuate the foregoing.

On or before 8:30 a.m., New York City time, no later than the third Business Day following the date of this Waiver, the Company shall file a Current Report on Form 8-K describing the terms of this Waiver in the form required by the 1934 Act and attaching this Waiver, as an exhibit to such filing (including all attachments, the “8-K Filing”).

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Waiver. Except as modified by the provisions hereof, the Notes and Warrants will remain in full force and effect in accordance with their terms. Except as expressly set forth herein, the execution of this Waiver and any discussions, negotiations, correspondence and other communications, drafts of documents and meetings among the parties hereto do not represent and shall not be construed or relied upon as being (i) a waiver of or prejudicial to any rights the parties may have or (ii) a waiver of the parties’ rights under any statute or under any applicable law, or (iii) an admission or declaration against interest by either party hereto.

This Waiver may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and be effective as of the date written above; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY. This Waiver may only be amended, modified and supplemented by written agreement of the parties hereto.

This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

The obligations of the Investor under any Transaction Document and this Waiver are several and not joint with the obligations of the Other Investors, and the Investor shall not be responsible in any way for the performance of the obligations of the Other Investors under any Transaction Document or this Waiver. Nothing contained herein or in any other Transaction Document or this Waiver, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and the Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents or the this Waiver. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver or out of any other Transaction Documents or this Waiver, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURES APPEAR ON THE NEXT PAGE]

If this Waiver accurately reflects the understanding and agreement of the Company, please sign below and return an executed copy of this Waiver to the undersigned.

Very truly yours,

CASTLERIGG MASTER INVESTMENTS LTD.

By: ____________________________
Name: Timothy O’Brien
Title: Chief Financial Officer

AGREED TO AND ACCEPTED BY:

PERF-GO GREEN HOLDINGS, INC.

By: ____________________________
Name:
Title:

[Exhibits intentionally omitted]